EXHIBIT 2.2

CERTIFICATE OF MERGER

OF

LA JOLLA PHARMACEUTICAL COMPANY

(a California corporation)

WITH AND INTO

LA JOLLA PHARMACEUTICAL COMPANY

(a Delaware corporation)

___________________________________

Pursuant to Section 252 of the

Delaware General Corporation Law

___________________________________

La Jolla Pharmaceutical Company, a Delaware corporation, hereby certifies as follows pursuant to Section 103 of the Delaware General Corporation Law (the “DGCL”):

FIRST:  The names and states of incorporation of the constituent corporations to this merger are as follows:

Name of Corporation	State of Incorporation
La Jolla Pharmaceutical Company	California
La Jolla Pharmaceutical Company	Delaware

SECOND:  An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the DGCL, by La Jolla Pharmaceutical Company (Delaware) in accordance with Section 228 of the DGCL and by La Jolla Pharmaceutical Company (California) in accordance with Section 1108 of the California Corporations Code.

THIRD:  The name of the corporation surviving the merger is La Jolla Pharmaceutical Company

FOURTH:  The Certificate of Incorporation of La Jolla Pharmaceutical Company (Delaware) shall be the certificate of incorporation of the surviving corporation until further amended in accordance with the DGCL.

FIFTH:  The executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 201 Jones Road, Suite 400, Waltham, Massachusetts 02451. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

SIXTH: The authorized capital stock of La Jolla Pharmaceutical Company (Delaware) consists of 100,000,000 shares of common stock, par value $0.0001, and 8,000,000 shares of preferred stock, par value $0.0001.

SEVENTH:  This Certificate of Merger, and the merger referenced herein, shall be effective at 12:01 a.m. (local time in Wilmington, Delaware) on November 2, 2021.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be executed by its undersigned duly authorized officer on the date set forth below.

LA JOLLA PHARMACEUTICAL COMPANY
By:	/s/ Larry Edwards
Larry Edwards
President

Date:	October 28, 2021

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